SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported):	November 10, 2015

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(IRS Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida
(Address of Principal Executive Offices)

33137
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 579-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On November 10, 2015, the Performance-Based Subcommittee of the Compensation Committee of the Board of Directors of Vector Group Ltd. (the "Company”) granted Howard M. Lorber, the Company’s President and Chief Executive Officer, an award of 1,200,000 shares of Common Stock subject to performance-based vesting (the “Award Shares”) pursuant to the Company’s 2014 Management Incentive Plan (the “2014 Plan”), which was approved by the Company’s stockholders in May 2014. The award is intended as a meaningful incentive for Mr. Lorber to continue to serve as CEO during the next seven years, even though he is eligible to retire now, and for him to enhance corporate value during that time. The Award Shares will be issued pursuant to the terms of an agreement (the “Award Agreement”) which provides that both a performance requirement and a continued employment requirement must be met during a stated performance period to earn vested rights with respect to the Award Shares. The maximum potential amount of the Award Shares reflects recognition of his contributions as CEO since January 1, 2006 and the value of his management and real estate expertise to the Company. Mr. Lorber paid the Company $120,000, representing the par value of the Award Shares.

The terms of the Award Shares have been structured in a manner that is intended to be treated as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).

Except to the extent provided in Section 5 of the Award Agreement, Mr. Lorber shall only earn a non-forfeitable right to an Award Share by satisfying both (i) the target for Vector Group Ltd. Adjusted EBITDA (as defined below) on the applicable vesting date as set forth in the following table, and (ii) being continuously employed with the Company through the applicable Vesting Date as set forth in the following table:

Vesting Date        Number of Vested Shares (Cumulative)

November 15, 2016	171,428 shares if the Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to September 30, 2016 exceeds $175 million;

July 1, 2017	342,857 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2016 exceeds $218.75 million;

July 1, 2018	514,285 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2017 exceeds $393.75 million;

July 1, 2019	685,713 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2018 exceeds $568.75 million;

July 1, 2020	857,141 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2019 exceeds $743.75 million;

July 1, 2021	1,028,570 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2020 exceeds $918.75 million; and

July 1, 2022	1,200,000 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from October 1, 2015 to December 31, 2021 exceeds $1.09375 billion.

“Vector Group Ltd. Adjusted EBITDA” is defined in the Award Agreement to mean the Company’s Earnings Before Interest, Income Taxes, Depreciation and Amortization excluding litigation or claim judgments or settlements and non-operating items and expenses for restructuring, productivity initiatives and new business initiatives.

Section 5 of the Award Agreement provides for accelerated vesting in the event of death or disability and if Mr. Lorber is employed by the Company at the time of a change on control as defined in the 2014 Plan, as well as limited accelerated vesting in certain other circumstances.

Mr. Lorber is entitled to receive a payment equal to the amount that would otherwise have been paid on or after the date of issuance of the Award Shares as dividends or other distributions (including securities of another issuer) on the Award Shares had such unvested portion been vested in Mr. Lorber as of the record date for such dividend or other distribution, provided such payment shall only be made to the Executive at the time of vesting of the unvested portion of the earned Award Shares on which such dividend or other distribution was paid.

The foregoing description is a summary of key terms only and is qualified in its entirety by reference to the Award Agreement, attached hereto as Exhibit 10.1

Item 7.01. Regulation FD Disclosure.

Vector Group Ltd. has prepared materials for presentations to investors updated for the three and nine months ended September 30, 2015. The materials are furnished (not filed) as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K pursuant to Regulation FD.

Non-GAAP Financial Measures
Exhibits 99.1, 99.2 and 99.3 contain the Non-GAAP Financial Measures discussed below.

The Pro-forma non-GAAP financial measures are presented assuming Vector Group Ltd.’s acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to the beginning of each period presented. Non-GAAP financial results also include, among other things, adjustments for litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expenses in the Tobacco segment, non-cash stock compensation expense (for purposes of Pro-forma Adjusted EBITDA only), and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and nine months ended September 30, 2015 and 2014 are included in the Company's Current Reports on Form 8-K dated November 2, 2015 and October 2, 2015.

Pro-forma Adjusted Revenues, Pro-forma Adjusted EBITDA, Pro-forma Adjusted Net Income, Pro-forma Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Pro-forma Adjusted Revenues, New Valley LLC Pro-forma Adjusted EBITDA, Douglas Elliman Realty, LLC Adjusted Revenues, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred collectively to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words "could", “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit
10.1	Performance-Based Restricted Share Award Agreement, pursuant to Vector Group Ltd. 2014 Management Incentive Plan, dated as of November 10, 2015 by and between Vector Group Ltd. and Howard M. Lorber.
99.1	Investor presentation of Vector Group Ltd. dated November 2015 (furnished pursuant to Regulation FD).
99.2	Fact Sheet of Vector Group Ltd. dated November 2015 (furnished pursuant to Regulation FD).
99.3	Fact Sheet of New Valley LLC dated November 2015 (furnished pursuant to Regulation FD).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer & Chief Financial Officer
Date: November 12, 2015